Exhibit 3.333
State of Delaware
Office of the Secretary of State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “TERRE HAUTE MERGER CORP.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF AUGUST, A.D. 2001, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
3427975 8100	AUTHENTICATION: 1306413

010412574	DATE: 08-21-01

CERTIFICATE OF INCORPORATION
OF
TERRE HAUTE MERGER CORP.
********
     The undersigned natural person, acting as an incorporator of a corporation under the General Corporation Law of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:
ARTICLE ONE
     The name of the corporation is Terre Haute Merger Corp.
ARTICLE TWO
     The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
     The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE FOUR
     The total number of shares of stock that the corporation shall have authority to issue is 1,000 shares of common stock, $1.00 par value per share.
ARTICLE FIVE
     The name and mailing address of the sole Incorporator are as follows:

NAME	MAILING ADDRESS

Dora A. Blackwood	One Park Plaza
Nashville, TN 37203
ARTICLE SIX
     The corporation is to have perpetual existence.
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/21/2001
010412574 — 3427975

ARTICLE SEVEN
     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.
ARTICLE EIGHT
     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.
ARTICLE NINE
     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
ARTICLE TEN
     The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
ARTICLE ELEVEN
     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE TWELVE
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, Dora A. Blackwood, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 21st day of August, 2001.

/s/ Dora A. Blackwood
Dora A. Blackwood, Incorporator

State of Delaware
Office of the Secretary of State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “TERRE HAUTE REGIONAL HOSPITAL, INC.” TO A DELAWARE LIMITED PARTNERSHIP, CHANGING ITS NAME FROM “TERRE HAUTE REGIONAL HOSPITAL, INC.” TO “TERRE HAUTE REGIONAL HOSPITAL, L.P.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 2001, AT 9 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIRST DAY OF SEPTEMBER, A.D. 2001, AT 12:01 O’CLOCK A.M.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
3427975 8100V	AUTHENTICATION: 1328790

010434830	DATE: 09-05-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/31/2001
010434830 — 3427975
CERTIFICATE OF CONVERSION
CONVERTING
TERRE HAUTE REGIONAL HOSPITAL, INC.
A Delaware Corporation
INTO
TERRE HAUTE REGIONAL HOSPITAL, L.P.
A Delaware Limited Partnership
          The undersigned, duly authorized, does hereby certify for and on behalf of TERRE HAUTE REGIONAL HOSPITAL, INC. (the “Corporation”), that:
          1. Name of Corporation. The name of the corporation immediately prior to filing this Certificate is “Terre Haute Regional Hospital, Inc.”
          2. Original Name. The original name of the corporation as set forth in the Certificate of Incorporation is “Terre Haute Merger Corp.”
          3. Date and Jurisdiction of Formation. The date on which, and the jurisdiction where, the Corporation was incorporated are as follows:

Date	Jurisdiction
August 21, 2001	Delaware
          4. Name of Resulting Limited Partnership. The name of the Delaware limited partnership into which the Corporation shall be converted is “Terre Haute Regional Hospital, L.P.”
          5. Approval. The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.
          6. Effective Time. This Certificate shall be effective at 12:01 a.m. on September 1, 2001.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion on August 30, 2001.

TERRE HAUTE REGIONAL HOSPITAL, INC.
By:	/s/ John M. Franck II
Name:	John M. Franck II
Title:	Vice President and Secretary

State of Delaware
Office of the Secretary of State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “TERRE HAUTE REGIONAL HOSPITAL, L.P.” FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 2001, AT 9 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF LIMITED PARTNERSHIP IS THE FIRST DAY OF SEPTEMBER, A.D. 2001, AT 12:01 O’CLOCK A.M.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
3427975 8100V	AUTHENTICATION: 1328790

010434830	DATE: 09-05-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/31/2001
010434830 — 3427975
CERTIFICATE OF LIMITED PARTNERSHIP
OF
TERRE HAUTE REGIONAL HOSPITAL, L.P.
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act 6, Delaware Code, Chapter 17, hereby certifies as follows:
1. The name of the Partnership is Terre Haute Regional Hospital, L.P.
2. The name and address of the registered agent of Terre Haute Regional Hospital, L.P., is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle.
3. The name and business, residence or mailing address of the general partner is as follows:

NAME	ADDRESS
Terre Haute Hospital GP, Inc.	One Park Plaza
Nashville, TN 37203
4. This Certificate of Limited Partnership shall be effective on September 1, 2001 at 12:01 a.m.
          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Limited Partnership to be duly executed as of this 31st day of August, 2001.

TERRE HAUTE HOSPITAL GP, INC.
By:	/s/ John M. Franck II
John M. Franck II
Vice President and Secretary

State of Delaware
Office of the Secretary of State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
“TERRE HAUTE REGIONAL HOSPITAL, INC.”, A INDIANA CORPORATION,
     WITH AND INTO “TERRE HAUTE MERGER CORP.” UNDER THE NAME OF “TERRE HAUTE REGIONAL HOSPITAL, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2001, AT 9 O’CLOCK A.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
3427975 8100M	AUTHENTICATION: 1314641

010421799	DATE: 08-27-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/27/2001
010421799 - 3427975
CERTIFICATE OF MERGER
     Pursuant to Section 252(c) of the Delaware General Corporation Law (the “DGCL”), Terre Haute Merger Corp., a Delaware corporation (“New Terre Haute”), and Terre Haute Regional Hospital, Inc., an Indiana corporation (“Old Terre Haute” and, together with New Terre Haute, collectively referred to as the “Merging Corporations”) adopt the following Articles of Merger for the purpose of merging Old Terre Haute with and into New Terre Haute.
1.	The Agreement and Plan of Merger was approved, adopted, certified, executed and acknowledged by the board of directors and shareholders of Old Terre Haute and New Terre Haute, as required by the Indiana Business Corporation Law and the DGCL.

2.	The name of the Surviving Corporation is Terre Haute Merger Corp., a Delaware Corporation.

3.	The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation and shall be amended to reflect that the name of the Surviving Corporation is Terre Haute Regional Hospital, Inc.

4.	The executed Agreement and Plan of Merger is on file at the principal place of business of Terre Haute Regional Hospital, Inc., whose address is One Park Plaza, Nashville, Tennessee 37203.

5.	A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

6.	The authorized capital stock of Old Terre Haute is 1,000 shares of common stock, $1.00 par value per share.
Dated: August 24, 2001

TERRE HAUTE MERGER CORP., a Delaware corporation
By:	/s/ Steven E. Clifton
Steven E. Clifton, Vice President

AGREEMENT OF LIMITED PARTNERSHIP
OF
TERRE HAUTE REGIONAL HOSPITAL, L.P.
     This undersigned parties being all of the partners (the “Partners”) of Terre Haute Regional Hospital, L.P. (the “Limited Partnership”), a Delaware limited partnership formed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”), hereby agree that the ownership interests in the Limited Partnership are as follows:

	Name of Partners	Ownership Percentage
General Partner:	Terre Haute Hospital GP, Inc.	1.0%
Limited Partners:	Terre Haute Hospital Holdings, Inc.	49.5%
	HTI Hospital Holdings, Inc.	49.5%
     None of the Partners shall be required to make any additional contributions of capital to the Limited Partnership, although the Partners may from time to time agree to make additional contributions to the Limited Partnership.
     The Limited Partnership may engage in any lawful business permitted by the Act, including without limitation, acquiring, owning, operating, selling, leasing, and otherwise dealing with real property and healthcare businesses.
     The address of the registered and principal office of the Partnership in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.
     The Limited Partnership shall be terminated and dissolved upon the earlier of (i) the mutual agreement of the Partners or (ii) December 31, 2050.
     All distributions and all allocations of income, gains, losses and credits shall be made in accordance with the Ownership Percentage of each Partner.
     The General Partner shall have the exclusive right and full power and authority to manage, control, conduct and operate the business of the Partnership, and may take any and all action without the consent of the Limited Partners. The General Partner shall maintain all books and records required by the Act to be maintained at the address specified above or at any other office designated by the General Partner. The General Partner shall make available at the address specified above in the State of Delaware such books and records of the Limited Partnership as are required pursuant to the Act. The General Partner shall have the right to designate a different registered agent and/or registered office for the Limited Partnership by complying with any requirements pursuant to the Act.
     The Limited Partnership shall indemnify and hold harmless the General Partner, and its officers, directors, employees, agents and representatives to the fullest extent permitted by the Act.
     None of the partners shall be permitted to withdraw from the Limited Partnership or transfer, assign, or pledge its interest in the Limited Partnership without the prior written consent of the other Partners, which consent may be withheld in such Partner’s sole discretion.

     This Agreement of Limited Partnership may be amended solely by the General Partner without the approval of the Limited Partners. Any such amendment approved by the General Partner may amend and restate the Agreement of Limited Partnership in its entirety and may add and/or substitute partners and reallocate the Ownership Percentage in the sole and absolute discretion of the General Partner.
     The Partners hereby agree that all other terms of the Limited Partnership be controlled and interpreted in accordance with the Act.
     EXECUTED this 23rd day of April, 2002, but effective as of the 1st day of September, 2001.

GENERAL PARTNER: Terre Haute Hospital GP, Inc., a Delaware corporation
/s/ John M. Franck II
John M. Franck II
Vice President

LIMITED PARTNERS: Terre Haute Hospital Holdings, Inc., a Delaware corporation
/s/ R. Milton Johnson
R. Milton Johnson
Vice President

HTI Hospital Holdings, Inc., a Delaware corporation
/s/ A. Bruce Moore, Jr.
A. Bruce Moore, Jr.
Vice President